Exhibit 99.1

Corporate Communications and Investor Relations	NEWS RELEASE

CONTACTS:	Gary S. Maier/Crystal Warner
Maier & Company, Inc.
(310) 442-9852

ARTISTDIRECT REPORTS SECOND QUARTER 2006 RESULTS

SANTA MONICA, CA, August 22, 2006 — ARTISTdirect, Inc. (OTC.BB: ARTD) today reported results for its second quarter ended June 30, 2006, reflecting the benefits of its anti-piracy technology acquired in July 2005 and solid performance of the company’s E-commerce and on-line music network operations.

Total net revenue for the second quarter climbed 88 percent to $5,969,000 from $3,169,000 a year earlier.  Net income from continuing operations for the same period was $2,305,000, or $0.26 per basic and $0.10 per diluted common share, compared with net income from continuing operations of $604,000, or $0.17 per basic and $0.15 per diluted common share, a year ago.  Included in net income from continuing operations for the three months ended June 30, 2006 was a gain of $4,305,000, or $0.48 per basic and $0.14 per diluted common share, related to a decrease in warrant liability during the period, as required by a recent accounting pronouncement relating to convertibility and registration of stock purchase warrants, and a charge of $797,000, or $0.09 per basic and $0.03 per diluted common share, related to the reduction in the exercise price of warrants in April 2006 (see “Recent Developments” below).  The calculation of diluted EPS in 2006 reflects the dilutive effect of options, warrants and subordinated convertible debentures issued in connection with the acquisition of MediaDefender (see “Pro Forma Results” below).

For the six months, total net revenue increased 152 percent to $11,242,000 from $4,459,000 a year ago.  The company’s net loss from continuing operations for the same period was $14,132,000, or $1.90 per basic share, compared with net income from continuing operations of $229,000, or $0.07 per basic and $0.06 per diluted common share, last year.  Included in net loss from continuing operations for the six months ended June 30, 2006 was a charge of $10,339,000, or $1.39 per basic and diluted common share, related to an increase in warrant liability during the period, as required by a recent accounting pronouncement associated with convertibility and registration of stock purchase warrants, and a charge of $797,000, or $0.11 per basic and diluted common share, related to the reduction in the exercise price of warrants in April 2006 (see “Recent Developments” below).

“Results for the quarter reflect management’s commitment to building long-term shareholder value through a sustained focus on profitable growth by capitalizing on the company’s core competencies,

(more)

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including its proprietary anti-piracy solutions and related technologies,” said Jon Diamond, chief executive officer of ARTISTdirect.

The consolidated statements of operations for the three months and six months ended June 30, 2006 are not comparable to the three months and six months ended June 30, 2005 because the prior year periods did not include the results of operations of MediaDefender, which the company acquired effective July 28, 2005.  MediaDefender is one of the leading providers of anti-piracy solutions in the Internet-piracy-protection industry.  In order to provide a comparable performance measure for the combined company, pro forma information for the three months and six months ended June 30, 2005, is presented below as though ARTISTdirect and MediaDefender had been combined as of the beginning of fiscal 2005.

As a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, effective January 1, 2006, general and administrative expense included stock-based (non-cash) compensation of $516,000 and $23,000 for the three months ended June 30, 2006 and 2005, respectively, and $1,083,000 and $23,000 for the six months ended June 30, 2006 and 2005, respectively.

For purposes of evaluating operating performance, management uses “Adjusted EBITDA”, a non-GAAP financial measure that represents income or loss from continuing operations before net interest expense, provision for income taxes, depreciation and amortization, and also excludes certain other items, including stock-based compensation, adjustment to warrant liability, non-cash financing costs and related write-offs, impairment losses, and non-recurring gains and losses.  Management excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of the company’s normal operations.  ARTISTdirect has provided this information because it believes that it is useful to investors in understanding the company’s financial condition and results of operations.  As summarized below, for the three months ended June 30, 2006, Adjusted EBITDA was $1,736,000, compared with $646,000 for the three months ended June 30, 2005.  For the six-month period ended June 30, 2006, Adjusted EBITDA was $2,964,000, compared with $297,000 a year earlier.

Presented below is a summary of Net Revenue and Adjusted EBITDA by operating segment for the three months and six months ended June 30, 2006 and 2005.  Included in Adjusted EBITDA are direct operating expenses for each segment.  Corporate expenses consist of general operating expenses that are not directly related to the operations of the segments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net Revenue:
E-commerce	$715	$652	$1,254	$1,287

Media	1,222	2,517	2,365	3,172

Anti-piracy and redirect services	4,032	—	7,623	—
	$5,969	$3,169	$11,242	$4,459

Adjusted EBITDA:

E-commerce	$55	$65	$6	$107

Media	517	1,240	724	1,484

Anti-piracy and redirect services	2,558	—	4,795	—

	3,130	1,305	5,525	1,591

Corporate	(1,394)	(659)	(2,561)	(1,294)
	$1,736	$646	$2,964	$297

Anti-piracy and redirect services revenue was $4,032,000 for the three months ended June 30, 2006, or 68 percent of the company’s total net revenue for the period.  Anti-piracy services Adjusted EBITDA was $2,558,000 for the three months ended June 30, 2006, reflecting a net operating margin of approximately 63 percent.  The company expects that this business will provide a significant proportion of the company’s future revenues, Adjusted EBITDA, and operating cash flows.  The company intends to make a continuing investment in this business.

Included in MediaDefender’s anti-piracy and redirect services revenue was $500,000 of revenues from a redirect program with a new entertainment services customer for the three months ended June 30, 2005.  The company began offering redirect services during the three months ended June 30, 2006, whereby MediaDefender redirects specific peer-to-peer traffic on the Internet to designated client destinations.

Media segment revenue decreased by $1,295,000, or 51 percent, to $1,222,000 for the three months ended June 30, 2006, compared with $2,517,000 for the three months ended June 30, 2005.  The year-over-year decrease in media revenues was primarily due to a short-term program with a major advertiser/sponsor during the three months ended June 30, 2005, which contributed approximately $1,786,000 of media revenues during the period.  The program ended on June 30, 2005 and, as designed, did not continue.  ARTISTdirect intends to continue to focus on increasing revenue from its media operations business segment, which generates revenues from the sale of online advertising and sponsorships to companies seeking to reach one or more of the distinct demographic audiences viewing content in the ARTISTdirect Network.

Included in corporate expenses for the three months ended June 30, 2006 was $450,000 of legal and accounting fees related to the preparation and filing of various documents with the SEC, amendments to the company’s financing agreements, costs related to the annual stockholders meeting and other ordinary course matters.  The company expects these costs to decrease during the remainder of 2006.

Anti-piracy and redirect services revenue was $7,623,000 for the six months ended June 30, 2006, or 68 percent of the company’s total net revenue for the period.  Anti-piracy services Adjusted EBITDA was $4,795,000 for the six months ended June 30, 2006, reflecting a net operating margin of approximately 63 percent.

Included in MediaDefender’s anti-piracy and redirect services revenue was $500,000 of revenues from a redirect program with a new entertainment services customer for the six months ended June 30, 2005.

Media segment revenue decreased by $807,000, or 25 percent, to $2,365,000 for the six months ended June 30, 2006, compared with $3,172,000 for the six months ended June 30, 2005.  The decrease in media revenues in 2006 compared with the same period a year ago was primarily due to a short-term program with a major advertiser/sponsor during the six months ended June 30, 2005, which contributed approximately $1,786,000 of media revenues during the period.  The program ended on June 30, 2005 and, as designed, did not continue.

The company experienced a disproportionate increase in media cost of revenue compared with media revenue during the six months ended June 30, 2006, reflecting an acceleration of costs incurred to continue to develop the ARTISTdirect Network.  The company is in the process of implementing various business initiatives designed to improve operating margins throughout the network.  The company intends to continue to focus on increasing revenue from its media operations business segment, which generates revenues from the sale of online advertising and sponsorships to companies seeking to reach one or more of the distinct demographic audiences viewing content in the ARTISTdirect Network.

Included in corporate expenses for the six months ended June 30, 2006 are $750,000 of legal and accounting fees relating to the preparation and filing of various documents with the SEC, amendments to the company’s financing agreements, costs relating to the annual stockholders meeting and other ordinary course matters.  The company expects these costs to decrease during the remainder of 2006.

Presented below is a reconciliation of Adjusted EBITDA to Net Income (Loss) for the three months and six months ended June 30, 2006 and 2005.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Reconciliation of Adjusted EBITDA to Net Income (Loss):

Adjusted EBITDA per segments	$1,736	$646	$2,964	$297
Add (deduct):

Stock-based compensation	(516)	(23)	(1,083)	(23)

Depreciation	(136)	(25)	(260)	(55)

Amortization of intangible assets	(937)	—	(1,876)	—

Amortization of deferred financing costs	(195)	—	(403)	—
Write-off of unamortized discount on debt and deferred financing costs due to conversion of subordinated convertible notes payable and pay down on senior secured notes payable	(223)	—	(537)	—

Interest income	29	6	31	10
Interest expense, including amortization of discount on debt of $131 and $270 for the three months and six months ended June 30, 2006, respectively	(800)	—	(1,624)	—
Adjustment to warrant liability	4,305	—	(10,339)	—
Reduction in exercise price of warrants	(797)	—	(797)	—

Provision for income taxes	(161)	—	(261)	—
Other income	—	—	53	—
Loss from discontinued operations of ARTISTdirect Records, LLC	—	—	—	(271)
Gain from sale of ARTISTdirect Records, LLC	—	—	—	21,079
Net income (loss)	$2,305	$604	$(14,132)	$21,037

Information with respect to the adjustments noted above is contained in the company’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on August 21, 2006.

Pro Forma Results:

As previously announced, on July 28, 2005, ARTISTdirect completed the acquisition of its anti-piracy business by purchasing all of the outstanding shares of MediaDefender, Inc., a privately-held Delaware corporation, for a total purchase price of $42,500,000 cash.  ARTISTdirect funded the acquisition through the issuance of $15,000,000 of senior secured notes payable, $30,000,000 of subordinated convertible notes payable, and warrants to purchase common stock, to several accredited investors.

This transaction was accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations”, and the operations of the two companies have been consolidated commencing August 1, 2005.  Accordingly, ARTISTdirect’s consolidated results of operations for the three months and six months ended June 30, 2006 include MediaDefender’s operations for such period, and are therefore not directly comparable to ARTISTdirect’s consolidated results of operations for the three months and six months ended June 30, 2005.  In order to provide information on the trends and on-going performance of the combined companies, pro forma information is presented below as though the operations of ARTISTdirect and MediaDefender had been combined as of the beginning of fiscal 2005.

Presented below is a summary of Pro Forma Net Revenue and Adjusted EBITDA by operating segment for the three months and six months ended June 30, 2005.  Included in Adjusted EBITDA are direct operating expenses for each segment.  Corporate expenses consist of general operating expenses that are not directly related to the operations of the segments.

Pro Forma	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005

Net Revenue:
E-commerce	$652	$1,287
Media	2,517	3,172
Anti-piracy services	2,901	5,625
	$6,070	$10,084

Adjusted EBITDA:
E-commerce	$65	$107
Media	1,240	1,484
Anti-piracy services	1,822	3,488
	3,127	5,079
Corporate	(822)	(1,620)
	$2,305	$3,459

Presented below is a reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Loss for the three months and six months ended June 30, 2005.

Pro Forma	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005

Reconciliation of Adjusted EBITDA to Net Loss:

Adjusted EBITDA	$2,305	$3,459
Add (deduct):
Stock-based compensation	(23)	(23)
Depreciation	(107)	(219)
Amortization of intangible assets	(939)	(1,878)
Amortization of deferred financing costs	(217)	(432)
Interest income	15	23
Interest expense, including amortization of discount on debt of $144 and $286 for the three months and six months ended June 30, 2005, respectively	(887)	(1,762)
Provision for income taxes	(588)	(715)
Net loss	$(441)	$(1,547)

Information with respect to the adjustments noted above is contained in the company’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on August 21, 2006.

Recent Developments:

Effective April 7, 2006, the company entered into various agreements with the investors in its Senior Financing and Sub-Debt Financing to amend their respective registration rights agreements and to amend and waive certain financial covenants.  In consideration thereof, the company offered to temporarily reduce the exercise price of the 3,250,000 warrants held by the investors in the Senior Financing from $2.00 to $1.85 per share through April 30, 2006, and agreed to permanently reduce the exercise price of the 1,596,744 warrants held by the investors in the Sub-Debt Financing from $1.55 to $1.43 per share on certain terms and conditions.  Any exercise of the aforementioned warrants at the reduced exercise price was required to be for cash only.  The conversion price of the Sub-Debt Notes of $1.55 per share was not affected.  The company also entered into similar agreements, as applicable, and provided identical temporary and permanent reductions to warrant exercise prices, with Broadband Capital Management LLC (1,516,935 warrants originally exercisable at $1.55 per share) and Libra FE, LP (237,500 warrants originally exercisable at $2.00 per share).  The company also agreed to utilize 25% of the net proceeds from the exercise of the warrants held by the investors in the Senior Financing to reduce the respective principal balances on the Senior Notes payable held by such exercising investors, and to pay any related unpaid accrued interest on such principal payments.

Effective April 19, 2006, Libra FE, LP exercised its warrants on a cashless basis at $2.00 per share, resulting in the issuance of 123,864 shares of common stock.  Effective April 27, 2006, certain of the investors in the Senior Financing exercised their warrants to purchase 2,816,667 shares of common stock at $1.85 per share, resulting in the issuance of 2,816,667 shares of common stock in exchange for cash proceeds of $5,212,000, of which $1,303,000 was used to reduce the respective principal balances on the Senior Notes payable held by such exercising investors.  During April 2006, the company also made a mandatory principal payment on its outstanding Senior Notes of $390,000.  As a result, the balance of the Senior Notes had been reduced to approximately $13,307,000 at June 30, 2006.  The company intends to use the remaining approximately $3,900,000 of the net proceeds for development of its anti-piracy and redirect services and online music network businesses, as well as for general corporate purposes and possible strategic acquisitions.

From December 2005 through April 30, 2006, the company issued a total of approximately 2,362,000 common shares upon conversion of $3,661,000 of subordinated convertible notes payable.  As a result, the balance of the Sub-Debt Notes had been reduced to approximately $27,800,000 at June 30, 2006.

About ARTISTdirect, Inc.

ARTISTdirect, Inc. is a digital media entertainment company that is home to an online music network and, through its acquisition of MediaDefender, is one of the leading providers of anti-piracy solutions in the Internet-piracy-protection industry.  The ARTISTdirect Network (http://www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services.

Additional information with regard to the matters discussed in this news release can be found in ARTISTdirect’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005, and Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006, as filed with the U.S. Securities and Exchange Commission on April 28, 2006 and August 21, 2006, respectively, which can be viewed without charge on the Internet at http://www.sec.gov.

Forward-Looking Statements:

This news release may contain “forward-looking” statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and include words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “may,” “will” or similar expressions that are intended to identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements.  Such statements include, but are not limited to, statements concerning the Company’s business model and outlook, competition in its business segments, online product sales, advertising and other revenue streams, the Company’s ability to increase visits to its web-site, the level of acceptance and satisfaction of its products and services by its customers, its ability to adequately fund its operations, its ability to offer compelling content, its ability to fulfill online music and merchandise orders in a timely manner, its ability to build brand recognition, its ability to integrate its acquisition of MediaDefender and the acquisitions of technology and other businesses, its ability to protect, obtain and/or develop intellectual property rights and proprietary technology, its ability to manage changing technologies and markets, its ability to service its debt obligations, and its ability to manage growth.  Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, the

Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Except as required by applicable law or regulation, the company undertakes no obligation to revise or update any forward-looking statements contained herein in order to reflect future events or circumstances.

(Financial table follows)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net revenue	$5,969	$3,169	$11,242	$4,459

Income (loss) from continuing operations	$2,305	$604	$(14,132)	$229
Discontinued operations:
Loss from operations of ARTISTdirect Records, LLC	—	—	—	(271)
Gain from sale of interest in ARTISTdirect Records, LLC (substantially all non-cash)	—	—	—	21,079
Net income (loss)	$2,305	$604	$(14,132)	$21,037

Net income (loss) per common share for the three months and six months ended June 30, 2006 and 2005 is summarized as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net income (loss) per common share - basic:
From continuing operations	$0.26	$0.17	$(1.90)	$0.07
From discontinued operations	—	—	—	5.94
Net income (loss)	$0.26	$0.17	$(1.90)	$6.01

Net income (loss) per common share - diluted:
From continuing operations	$0.10	$0.15	$(1.90)	$0.06
From discontinued operations	—	—	—	5.70
Net income (loss)	$0.10	$0.15	$(1.90)	$5.76

Weighted average common shares outstanding:
Basic	8,990,595	3,502,117	7,423,760	3,502,117

Diluted	29,903,736	3,972,844	7,423,760	3,652,081